Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference, in this Registration Statement of Destination Television, Inc. on Form S-8, of our report dated February 13, 2007, appearing in Form 10-KSB for the period ended October 31, 2006.

Michael F. Cronin, CPA
Orlando, Florida
/s/ Michael F. Cronin

Michael F. Cronin
April 2, 2007